Exhibit 99.1

News Release

JDS UNIPHASE REPORTS THIRD QUARTER RESULTS

Ottawa, Ontario, and San Jose, California, April 29, 2003 - JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for its third quarter ended March 31, 2003. Net sales for the quarter were $166 million, as compared to $157 million for the quarter ended December 31, 2002, and $262 million for the quarter ended March 31, 2002.

"Although the environment remains extremely challenging, we are pleased to see signs of stability in our revenue with a 6% sequential growth over the last quarter," said Jozef Straus, Co-Chairman and CEO. "These results, combined with our continuing cost reductions under the Global Realignment Program, have enabled us to significantly improve our gross margin and reduce overhead expenses leading to improved financial performance."

The Company reported a net loss of $137 million, or $0.10 per share, for the quarter ended March 31, 2003, as compared to a net loss of $215 million, or $0.15 per share, for the quarter ended December 31, 2002, and a net loss of $4.3 billion, or $3.19 per share, for the quarter ended March 31, 2002.

On a non-GAAP (formerly referred to as "pro forma") basis, which excludes restructuring and other charges associated with the Global Realignment Program, amortization of purchased intangibles, reductions of long-lived assets, stock-based compensation charges, gains and losses on investments, and an adjustment to a prior-period tax provision that was recorded in the third quarter, the Company reported a net loss of $45 million, or $0.03 per share, for the quarter ended March 31, 2003, as compared to a net loss of $93 million, or $0.07 per share, for the quarter ended December 31, 2002, and a net loss of $44 million, or $0.03 per share, for the quarter ended March 31, 2002.

For the first time in the third quarter ended March 31, 2003, the Company excluded restructuring and other charges associated with the Global Realignment Program from its non-GAAP results. All prior-period non-GAAP results have been restated for comparative presentation. The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

Financial Overview - Third Quarter Ended March 31, 2003

  Communications Products Group represented $74 million in sales, or 44% of total sales. Thin Film Products Group represented $92 million in sales, or 56% of total sales.

  Texas Instruments and SICPA, both customers of the Company's Thin Film Products Group, represented 13% and 11% of total sales, respectively.

  On a geographic basis, sales to North American customers represented 70% of total sales. European and Asian customers represented 16% and 14% of total sales, respectively.

  GAAP operating expenses were $138 million, or 83% of total sales. Non-GAAP operating expenses were $83 million, or 50% of total sales.

  The Company recorded $11 million of reductions in certain long-lived assets classified as held for sale in accordance with SFAS No. 144.

  The Company recorded an income tax provision of $19 million. Of this amount, $18 million was due to a review of pending tax refund claims by Canadian tax authorities which caused the Company to conclude that it had recorded net deferred tax assets in excess of tax refunds recoverable from prior years.

  The Company held $1.3 billion in cash, cash equivalents and short-term investments at the end of the third quarter, of which over $1.2 billion was cash, money market and other highly liquid fixed income securities. The Company used $51 million in cash from operations, including $31 million used for the Global Realignment Program. It also included the benefit of $62 million in tax refunds received during the quarter.

Global Realignment Program

The Company is continuing its restructuring activities under the Global Realignment Program in response to the business downturn. The Company reported the following progress and expectations in connection with the Global Realignment Program:

  To date, the Global Realignment Program has reduced the Company's annual costs by approximately $1.1 billion. Because of the challenging environment in communications markets, the Company is continuing to undertake expense reductions that, when completed, are currently anticipated to generate total annual cost reductions of approximately $1.3 billion, as compared to cost levels at the commencement of the Global Realignment Program.

  The Company is undertaking further reductions of employment and additional site closures. The Company's global employment was approximately 6,400 at the end of the third quarter.

  The Company still estimates that the total cost of the Global Realignment Program will be approximately $1.2 billion, of which approximately $1.1 billion was recorded through March 31, 2003.

  The Global Realignment Program used $31 million in cash during the third quarter. To date, the Global Realignment Program has used approximately $250 million in cash, and additional cash outlays of approximately $200 million over future periods are expected.

Business Outlook

The Company anticipates net sales for the fourth quarter of fiscal 2003 will be in the range of $155 to $165 million. The Company expects revenue from the Communications Products Group will remain stable, while revenue from the Thin Film Products Group will remain flat or decline slightly. The Company expects non-GAAP gross margin will be in the range of 17% to 19% of total net sales, with a non-GAAP net loss of $0.02 to $0.04 per share. The Company expects to achieve non-GAAP EBITDA (non-GAAP earnings before interest income and expense, provision for income tax, depreciation and amortization) breakeven at a revenue level of $200 million by the second quarter of fiscal 2004. Please note that our outlook excludes potential GAAP-required items, such as restructuring and other charges associated with the Global Realignment Program, amortization of purchased intangibles, reductions of goodwill and other long-lived assets, stock-based compensation expense, and gains and losses on investments, the likelihood and amount of which are uncertain at this time.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. PDT on April 29, 2003 in a live webcast, which will also be archived for replay, on the Company's website at www.jdsu.com under Investor Relations / Investor Presentations and on the Investor Relations Welcome Page. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission and will be available at www.sec.gov shortly after it becomes public.

JDS Uniphase Corporation, a worldwide leader in optical technology, designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company's fiberoptic components and modules are deployed by system manufacturers for the data communications, telecommunications and cable television industries. The Company also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information on the Company is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and expectations for growth of the Company, the market, the industry and the economy in general; (ii) statements regarding the current industry downturn, the extent and duration thereof and the extent and sufficiency of the Company's response thereto; (iii) statements regarding the expected level and timing of cost savings and other benefits to the Company from its Global Realignment Program and the expected costs thereof; (iv) any anticipation or guidance as to future financial performance, including expected sales levels, non-GAAP gross margin, non-GAAP loss per share, and the likelihood of achieving non-GAAP EBITDA breakeven at any particular time and at any particular revenue level; and (v) the Company's beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (ii) due to the current economic slowdown, in general, and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; and (iii) ongoing efforts to design products that meet customers' future needs and to manufacture such products at competitive costs may not be successful.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" section included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information:

Investors: Ronald C. Foster, Executive Vice President and Chief Financial Officer, 408-546-4546

Press: Gerald Gottheil, Director of Corporate Marketing and Communications, 408-546-4400

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                          Three Months Ended          Nine Months Ended
                                                      --------------------------  --------------------------
                                                       March 31,     March 31,     March 31,     March 31,
                                                          2003          2002          2003          2002
                                                      ------------  ------------  ------------  ------------
Net sales                                            $      165.7  $      261.8  $      515.3  $      876.5
Cost of sales                                               142.9         240.1         498.9         919.0
                                                      ------------  ------------  ------------  ------------
Gross profit (loss)                                          22.8          21.7          16.4         (42.5)
Operating expenses:
   Research and development                                  36.8          57.8         121.6         191.1
   Selling, general and administrative                       70.0          84.0         209.0         288.7
   Amortization of goodwill                                    --         260.4            --         924.7
   Amortization of other intangibles                          3.7         113.3          15.9         333.6
   Acquired in-process research and development                --            --           0.4          22.1
   Reduction of goodwill                                       --       2,871.5         225.7       4,167.8
   Reduction of other long-lived assets                      11.2       1,012.6         165.8       1,025.9
   Restructuring charges                                     16.3         (10.8)        115.1         232.2
                                                      ------------  ------------  ------------  ------------
Total operating expenses                                    138.0       4,388.8         853.5       7,186.1
                                                      ------------  ------------  ------------  ------------
Loss from operations                                       (115.2)     (4,367.1)       (837.1)     (7,228.6)
Interest and other income, net                                7.1          11.2          26.6          36.0
Loss on sale of subsidiaries                                   --            --          (0.5)           --
Gain on sale of investments                                   0.9           4.5           3.7          10.9
Reduction in fair value of investments                       (9.8)         (7.9)        (37.7)       (114.4)
Loss on equity method investments                            (1.2)         (8.5)         (7.7)        (53.6)
                                                      ------------  ------------  ------------  ------------
Loss before income taxes                                   (118.2)     (4,367.8)       (852.7)     (7,349.7)
Income tax expense (benefit)                                 18.6         (26.9)         19.5         346.1
                                                      ------------  ------------  ------------  ------------
Net loss                                             $     (136.8) $   (4,340.9) $     (872.2) $   (7,695.8)
                                                      ============  ============  ============  ============

Net loss per share - basic and diluted               $      (0.10) $      (3.19) $      (0.62) $      (5.75)
                                                      ============  ============  ============  ============
Shares used in per-share calculation - basic
   and diluted                                            1,422.6       1,359.0       1,416.9       1,337.4
                                                      ============  ============  ============  ============

____________________

(1) During the three months ended March 31, 2003, the Company recorded an $18.6 million provision for income taxes. Of this amount, approximately $18.0 million was related to the prior financial reporting period ended June 30, 2002, and resulted from an increase in the Company's valuation allowance for deferred tax assets. During the three months ended March 31, 2003, Canadian tax authorities completed a review of the Company's pending claims for refunds of prior year income taxes. As a result of this review, certain matters related to carryback periods and minimum taxes were identified that caused the Company to conclude that it had recorded $18.0 million of net deferred tax assets in excess of income taxes actually recoverable from prior years and therefore necessitated the recording of an additional valuation allowance for deferred tax assets.

(2) During the three months ended March 31, 2003, the Company finalized a royalty-bearing patent license and recorded $8.7 million of royalty expense under "Cost of sales." During the three months ended December 31, 2002, the Company recorded $8.3 million of "Selling, general and administrative" expense in connection with this pending patent license. The Company has subsequently reclassified this $8.3 million from "Selling, general and administrative" expense to "Cost of sales" for the three months ended December 31, 2002 and for the nine months ended March 31, 2003.

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                       March 31,      June 30,
                                                          2003          2002
                                                      ------------  ------------
                                                      (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                         $      240.7  $      412.4
   Short-term investments                                 1,025.0       1,038.0
   Accounts receivable, less allowance for doubtful
      accounts of $28.6 at March 31, 2003 and
      $42.9 at June 30, 2002                                102.5         134.4
   Inventories                                               99.7         110.0
   Deferred income taxes                                     36.0          68.0
   Refundable income taxes                                    4.0          60.4
   Other current assets                                      75.1          34.1
                                                      ------------  ------------
Total current assets                                      1,583.0       1,857.3
Property, plant and equipment, net                          289.7         491.5
Deferred income taxes                                        25.4          43.9
Goodwill                                                    156.1         332.2
Other intangibles, net                                       93.9         177.5
Long-term investments                                        52.3          95.6
Other assets                                                  8.9           6.5
                                                      ------------  ------------
    Total assets                                     $    2,209.3  $    3,004.5
                                                      ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  $       59.7  $       66.2
   Accrued payroll and related expenses                      47.3          70.2
   Income taxes payable                                      32.4          31.3
   Deferred income taxes                                       --           2.2
   Restructuring accrual                                    150.2          95.8
   Warranty accrual                                          61.5          73.6
   Other current liabilities                                108.2         143.2
                                                      ------------  ------------
Total current liabilities                                   459.3         482.5
Deferred income taxes                                        25.5          41.7
Other non-current liabilities                                16.8           8.9

Stockholders' equity:
   Preferred stock                                             --            --
   Common stock and additional paid-in capital           68,551.1      68,457.9
   Accumulated deficit                                  (66,834.9)    (65,962.7)
   Accumulated other comprehensive loss                      (8.5)        (23.8)
                                                      ------------  ------------
Total stockholders' equity                                1,707.7       2,471.4
                                                      ------------  ------------
    Total liabilities and stockholders' equity       $    2,209.3  $    3,004.5
                                                      ============  ============

JDS UNIPHASE CORPORATION
REPORTABLE SEGMENT INFORMATION
(in millions)
(unaudited)

                                                          Three Months Ended          Nine Months Ended
                                                      --------------------------  --------------------------
                                                       March 31,     March 31,     March 31,     March 31,
                                                          2003          2002          2003          2002
                                                      ------------  ------------  ------------  ------------
Communictions Products Group:
  Shipments                                          $       73.7  $      185.6  $      257.4  $      662.7
  Intersegment sales                                           --            --            --            --
                                                      ------------  ------------  ------------  ------------
Net sales to external customers                              73.7         185.6         257.4         662.7
  Operating loss                                            (45.8)        (98.6)       (196.5)       (556.2)

Thin Film Products Group:
  Shipments                                                  93.7          78.0         262.5         220.0
  Intersegment sales                                         (1.7)         (2.8)         (4.6)        (12.0)
                                                      ------------  ------------  ------------  ------------
Net sales to external customers                              92.0          75.2         257.9         208.0
  Operating income (loss)                                    17.6          11.3          43.0         (12.8)

Net sales by reportable segments                            165.7         260.8         515.3         870.7
All other net sales                                            --           1.0            --           5.8
                                                      ------------  ------------  ------------  ------------
Total net sales                                             165.7         261.8         515.3         876.5
                                                      ------------  ------------  ------------  ------------

Operating loss by reportable segments                       (28.2)        (87.3)       (153.5)       (569.0)
All other operating loss                                    (52.1)          3.5        (228.0)       (105.8)
Unallocated amounts:
  Acquisition-related charges and
     payroll taxes on stock option exercises                (23.7)       (399.2)        (64.1)     (1,360.1)
  Reduction of goodwill and other long-lived assets         (11.2)     (3,884.1)       (391.5)     (5,193.7)
  Interest and other income, net                              7.1          11.2          26.6          36.0
  Loss on sale of subsidiaries                                 --            --          (0.5)           --
  Gain on sale of investments                                 0.9           4.5           3.7          10.9
  Reduction in fair value of investments                     (9.8)         (7.9)        (37.7)       (114.4)
  Loss on equity method investments                          (1.2)         (8.5)         (7.7)        (53.6)
                                                      ------------  ------------  ------------  ------------
Loss before income taxes                             $     (118.2) $   (4,367.8) $     (852.7) $   (7,349.7)
                                                      ============  ============  ============  ============

JDS UNIPHASE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                         Three Months Ended March 31, 2003
                                                      ----------------------------------------
                                                                    Reconciling
                                                          GAAP         Items       Non-GAAP*
                                                      ------------  ------------  ------------
Net sales                                            $      165.7  $         --  $      165.7
Cost of sales                                               142.9          (8.8)        134.1
                                                      ------------  ------------  ------------
Gross profit                                                 22.8           8.8          31.6
Operating expenses:
  Research and development                                   36.8          (5.4)         31.4
  Selling, general and administrative                        70.0         (18.5)         51.5
  Amortization intangibles                                    3.7          (3.7)           --
  Reduction of other long-lived assets                       11.2         (11.2)           --
  Restructuring charges                                      16.3         (16.3)           --
                                                      ------------  ------------  ------------
Total operating expenses                                    138.0         (55.1)         82.9
Loss from operations                                       (115.2)         63.9         (51.3)
Interest and other income, net                                7.1            --           7.1
Gain on sale of investments                                   0.9          (0.9)           --
Reduction in fair value of investments                       (9.8)          9.8            --
Loss on equity method investments                            (1.2)          1.2            --
                                                      ------------  ------------  ------------
Loss before income taxes                                   (118.2)         74.0         (44.2)
Income tax expense                                           18.6         (18.0)          0.6
                                                      ------------  ------------  ------------
Net loss                                             $     (136.8) $       92.0  $      (44.8)
                                                      ============  ============  ============
Net loss per share - basic and diluted               $      (0.10)               $      (0.03)
                                                      ============                ============
Shares used in per-share calculation - basic
   and diluted                                            1,422.6                     1,422.6
                                                      ============                ============

                                                         Three Months Ended March 31, 2002
                                                      ----------------------------------------
                                                                    Reconciling
                                                          GAAP         Items       Non-GAAP*
                                                      ------------  ------------  ------------
Net sales                                            $      261.8  $         --  $      261.8
Cost of sales                                               240.1         (35.8)        204.3
                                                      ------------  ------------  ------------
Gross profit                                                 21.7          35.8          57.5
Operating expenses:
  Research and development                                   57.8          (5.9)         51.9
  Selling, general and administrative                        84.0         (19.3)         64.7
  Amortization of goodwill                                  260.4        (260.4)         (0.0)
  Amortization of other intangibles                         113.3        (113.3)         (0.0)
  Reduction of goodwill                                   2,871.5      (2,871.5)           --
  Reduction of other long-lived assets                    1,012.6      (1,012.6)           --
  Restructuring charges                                     (10.8)         10.8            --
                                                      ------------  ------------  ------------
Total operating expenses                                  4,388.8      (4,272.2)        116.6
                                                      ------------  ------------  ------------
Loss from operations                                     (4,367.1)      4,308.0         (59.1)
Interest and other income, net                               11.2            --          11.2
Gain on sale of investments                                   4.5          (4.5)           --
Reduction in fair value of investments                       (7.9)          7.9            --
Loss on equity method investments                            (8.5)          8.5            --
                                                      ------------  ------------  ------------
Loss before income taxes                                 (4,367.8)      4,319.9         (47.9)
Income tax expense (benefit)                                (26.9)         22.6          (4.3)
                                                      ------------  ------------  ------------
Net loss                                             $   (4,340.9) $    4,297.3  $      (43.6)
                                                      ============  ============  ============
Net loss per share - basic and diluted               $      (3.19)               $      (0.03)
                                                      ============                ============
Shares used in per-share calculation - basic
   and diluted                                            1,359.0                     1,359.0
                                                      ============                ============

____________________

* Non-GAAP results for the three months ended March 31, 2003 exclude $29.0 million of restructuring and other charges associated with the Global Realignment Program; $3.7 million of amortization of purchased intangibles other than goodwill; $11.2 million of reduction of other long-lived assets; $20.0 million of stock-based compensation charges; $0.9 million of gain on sale of investments; $9.8 million of reduction in fair value of investments; $1.2 million of loss on equity method investments; and $18.0 million of adjustment to the prior-period tax provision that was recorded in the current period. Non-GAAP results for the three months ended March 31, 2002 exclude the $1.6 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $24.7 million of restructuring and other charges associated with the Global Realignment Program; $260.4 million of amortization of goodwill; $113.3 million of amortization of other purchased intangibles; $2,871.5 million of reduction of goodwill; $1,012.6 million of reduction of other long-lived assets; $23.7 million of stock-based compensation charges; $0.2 million of payroll taxes on stock option exercises; $4.5 million of gain on sale of investments; $7.9 million of reduction in fair value of investments; $8.5 million of loss on equity method investments; and $22.6 million of related tax effect.

JDS UNIPHASE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                         Three Months Ended December 31, 2002
                                                      ----------------------------------------
                                                                    Reconciling
                                                          GAAP         Items       Non-GAAP*
                                                      ------------  ------------  ------------
Net sales                                            $      156.6  $         --  $      156.6
Cost of sales                                               171.0          (4.9)        166.1
                                                      ------------  ------------  ------------
Gross loss                                                  (14.4)          4.9          (9.5)
Operating expenses:
  Research and development                                   40.1          (3.2)         36.9
  Selling, general and administrative                        73.2         (21.4)         51.8
  Amortization intangibles                                    3.8          (3.8)           --
  Reduction of goodwill                                       1.3          (1.3)           --
  Restructuring charges                                      75.8         (75.8)           --
                                                      ------------  ------------  ------------
Total operating expenses                                    194.2        (105.5)         88.7
Loss from operations                                       (208.6)        110.4         (98.2)
Interest and other income, net                                6.6            --           6.6
Loss on sale of subsidiaries                                 (0.5)          0.5            --
Gain on sale of investments                                   1.3          (1.3)           --
Reduction in fair value of investments                       (8.8)          8.8            --
Loss on equity method investments                            (4.0)          4.0            --
                                                      ------------  ------------  ------------
Loss before income taxes                                   (214.0)        122.4         (91.6)
Income tax expense                                            0.9            --           0.9
                                                      ------------  ------------  ------------
Net loss                                             $     (214.9) $      122.4  $      (92.5)
                                                      ============  ============  ============
Net loss per share - basic and diluted               $      (0.15)               $      (0.07)
                                                      ============                ============
Shares used in per-share calculation - basic
   and diluted                                            1,414.7                     1,414.7
                                                      ============                ============

____________________

* Non-GAAP results for the three months ended December 31, 2002 exclude $92.5 million of restructuring and other charges associated with the Global Realignment Program; $3.8 million of amortization of purchased intangibles other than goodwill; $1.3 million of reduction of goodwill; $12.8 million of stock-based compensation charges; $0.5 million of loss on sale of subsidiaries; $1.3 million of gain on sale of investments; $8.8 million of reduction in fair value of investments; and $4.0 million of loss on equity method investments.

JDS UNIPHASE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                         Nine Months Ended March 31, 2003
                                                      ----------------------------------------
                                                                    Reconciling
                                                          GAAP         Items       Non-GAAP*
                                                      ------------  ------------  ------------
Net sales                                            $      515.3  $         --  $      515.3
Cost of sales                                               498.9          (9.8)        489.1
                                                      ------------  ------------  ------------
Gross profit                                                 16.4           9.8          26.2
Operating expenses:
  Research and development                                  121.6          (5.2)        116.4
  Selling, general and administrative                       209.0         (12.8)        196.2
  Amortization of intangibles                                15.9         (15.9)           --
  Acquired in-process research and development                0.4          (0.4)           --
  Reduction of goodwill                                     225.7        (225.7)           --
  Reduction of other long-lived assets                      165.8        (165.8)           --
  Restructuring charges                                     115.1            --         115.1
                                                      ------------  ------------  ------------
Total operating expenses                                    853.5        (425.8)        427.7
Loss from operations                                       (837.1)        435.6        (401.5)
Interest and other income, net                               26.6            --          26.6
Loss on sale of subsidiaries                                 (0.5)          0.5            --
Gain on sale of investments                                   3.7          (3.7)           --
Reduction in fair value of investments                      (37.7)         37.7            --
Loss on equity method investments                            (7.7)          7.7            --
                                                      ------------  ------------  ------------
Loss before income taxes                                   (852.7)        477.8        (374.9)
Income tax expense                                           19.5            --          19.5
                                                      ------------  ------------  ------------
Net loss                                             $     (872.2) $      477.8  $     (394.4)
                                                      ============  ============  ============
Net loss per share - basic and diluted               $      (0.62)               $      (0.28)
                                                      ============                ============
Shares used in per-share calculation - basic
   and diluted                                            1,416.9                     1,416.9
                                                      ============                ============

                                                         Nine Months Ended March 31, 2002
                                                      ----------------------------------------
                                                           As        Pro Forma
                                                        Reported    Adjustments    Pro Forma*
                                                      ------------  ------------  ------------
Net sales                                            $      876.5  $         --  $      876.5
Cost of sales                                               919.0        (133.5)        785.5
                                                      ------------  ------------  ------------
Gross loss                                                  (42.5)        133.5          91.0
Operating expenses:
  Research and development                                  191.1         (23.8)        167.3
  Selling, general and administrative                       288.7         (65.8)        222.9
  Amortization of goodwill                                  924.7        (924.7)           --
  Amortization of other intangibles                         333.6        (333.6)           --
  Acquired in-process research and development               22.1         (22.1)           --
  Reduction of goodwill                                   4,167.8      (4,167.8)           --
  Reduction of other long-lived assets                    1,025.9      (1,025.9)           --
  Restructuring charges                                     232.2        (232.2)           --
                                                      ------------  ------------  ------------
Total operating expenses                                  7,186.1      (6,795.9)        390.2
                                                      ------------  ------------  ------------
Loss from operations                                     (7,228.6)      6,929.4        (299.2)
Interest and other income, net                               36.0            --          36.0
Gain on sale of investments                                  10.9         (10.9)           --
Reduction in fair value of investments                     (114.4)        114.4            --
Loss on equity method investments                           (53.6)         53.6            --
                                                      ------------  ------------  ------------
Loss before income taxes                                 (7,349.7)      7,086.5        (263.2)
Income tax expense (benefit)                                346.1        (369.8)        (23.7)
                                                      ------------  ------------  ------------
Net loss                                             $   (7,695.8) $    7,456.3  $     (239.5)
                                                      ============  ============  ============
Net loss per share - basic and diluted               $      (5.75)               $      (0.18)
                                                      ============                ============
Shares used in per-share calculation - basic
   and diluted                                            1,337.4                     1,337.4
                                                      ============                ============

____________________

* Non-GAAP results for the nine months ended March 31, 2003 exclude $156.7 million of restructuring and other charges associated with the Global Realignment Program; $15.9 million of amortization of purchased intangibles other than goodwill; $0.4 million of acquired in-process research and development; $225.7 million of reduction of goodwill; $165.8 million of reduction of other long-lived assets; $47.8 million of stock-based compensation charges; $0.5 million of loss on sale of subsidiaries; $3.7 million of gain on sale of investments; $37.7 million of reduction in fair value of investments; $7.7 million of loss on equity method investments; and $18.0 million of adjustment to the prior-period tax provision that was recorded in the current period. Non-GAAP results for the nine months ended March 31, 2002 exclude the $1.6 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $375.6 million of restructuring and other charges associated with Global Realignment Program; $924.7 million of amortization of goodwill; $333.6 million of amortization of other purchased intangibles; $22.1 million of acquired in-process research and development; $4,167.8 million of reduction of goodwill; $1,025.9 million of reduction of other long-lived assets; $77.1 million of stock-based compensation charges; $1.0 million of payroll taxes on stock option exercises; $10.9 million of gain on sale of investments; $114.4 million of reduction in fair value of investments; $53.6 million of loss on equity method investments; and $369.8 million of related tax effect.